Exhibit 16.1

                         [Letterhead of Corbin & Wertz]

January 7, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K of GPN Network, Inc. for the event that occurred on January 1, 2002, and are in agreement with the statements contained in Section (a) therein insofar as they relate to our firm.







                                                        /s/ Corbin & Wertz
                                                       Irvine, California